Exhibit 99.3

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Midiman, Inc.

Irwindale, California

We have audited the accompanying consolidated balance sheets of Midiman, Inc. and subsidiaries (the ”Company”) as of January 31, 2003 and 2004, and the related consolidated statements of operations, comprehensive operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Midiman, Inc. and subsidiaries as of January 31, 2003 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Costa Mesa, Carlifornia

August 5, 2004

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Midiman, Inc.

Arcadia, California

We have audited the accompanying consolidated statements of operations, comprehensive operations, stockholders’ equity (deficit) and cash flows of Midiman, Inc. and subsidiaries (the ”Company”) for the year ended January 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Midiman, Inc. and subsidiaries for the year ended January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ HINTON, KREDITOR & GRONROOS, LLP

November 21, 2002

MIDIMAN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JANUARY 31, 2003 AND 2004 (In Thousands)

	2003	2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,359	$4,318
Accounts receivable, net of allowance for sales returns and doubtful accounts of $122 (2003) and $166 (2004)	4,480	7,890
Inventories—net	4,144	8,284
Prepaid expenses and other current assets	1,152	1,095
Deferred income taxes	425	630

Total current assets	12,560	22,217

PROPERTY AND EQUIPMENT—Net	730	1,289

INTANGIBLE ASSETS - Net		1,749

GOODWILL		2,339

OTHER ASSETS	36	61

TOTAL	$13,326	$27,655

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$2,125	$3,072
Line of credit	3,400
Income taxes payable	271	1,218
Accrued expenses and other current liabilities	1,884	2,770

Total current liabilities	7,680	7,060

DEFERRED INCOME TAXES	49	843

CONVERSION RIGHT AND PUT OBLIGATION		21,470

COMMITMENTS AND CONTINGENCIES (Note 8)

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, No par value—4,107 shares authorized; no shares (2003) and 4,107 shares (2004) issued and outstanding; liquidation value, $13,125		8,113

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value—20,000 shares authorized; 11,900 shares (2003) and 11,097 shares (2004) issued and outstanding	147	1,459
Additional paid-in capital		1,325
Deferred stock-based compensation		(898)
Retained earnings (deficit)	5,433	(12,571)
Accumulated other comprehensive income	17	854

Net stockholders’ equity (deficit)	5,597	(9,831)

TOTAL	$13,326	$27,655

See accompanying notes to consolidated financial statements.

MIDIMAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED JANUARY 31, 2002, 2003 AND 2004 (In Thousands)

	2002	2003	2004

NET SALES	$23,760	$37,785	$51,547

COST OF SALES	11,215	20,238	27,992

GROSS PROFIT	12,545	17,547	23,555

OPERATING EXPENSES:
Research and development	2,585	3,796	4,468
General and administrative	1,943	3,353	5,490
Selling and marketing	4,940	8,920	9,670
Stock-based compensation			345

Total operating expenses	9,468	16,069	19,973

OPERATING INCOME	3,077	1,478	3,582

OTHER INCOME (EXPENSE)
Other income—net	18	38	356
Loss on derivative			(16,010)

Total other income (expense)	18	38	(15,654)

INCOME (LOSS) BEFORE PROVISION FOR
INCOME TAXES	3,095	1,516	(12,072)

PROVISION FOR INCOME TAXES	887	522	1,611

NET INCOME (LOSS)	$2,208	$994	$(13,683)

See accompanying notes to consolidated financial statements.

MIDIMAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

YEARS ENDED JANUARY 31, 2002, 2003 AND 2004 (In Thousands)

	2002	2003	2004

NET INCOME (LOSS)	$2,208	$994	$(13,683)

OTHER COMPREHENSIVE (LOSS) INCOME—Foreign currency translation adjustments	(65)	111	837

COMPREHENSIVE INCOME (LOSS)	$2,143	$1,105	$(12,846)

See accompanying notes to consolidated financial statements.

MIDIMAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED JANUARY 31, 2002, 2003 AND 2004 (In Thousands)

			Additional Paid-in Capital	Deferred Stock-Based Compensation	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Net Stockholders’ Equity (Deficit)

	Common Stock
	Shares	Amount

BALANCE—February 1, 2001	11,900	$147	$—	$—	$2,231	$(29)	$2,349

Net income					2,208		2,208
Foreign currency translation adjustments						(65)	(65)

BALANCE—January 31, 2002	11,900	147			4,439	(94)	4,492

Net income					994		994
Foreign currency translation adjustments						111	111

BALANCE—January 31, 2003	11,900	147			5,433	17	5,597

Common stock redeemed in preferred stock financing	(1,095)	(14)			(3,486)		(3,500)
Warrants issued with preferred stock financing			312				312
Issuance of common stock as bonus	30	230					230
Issuance of stock in acquisition	262	1,096					1,096
Issuance of stock options to employees			1,013	(1,013)			0
Amortization of deferred stock-based compensation				115			115
Accretion of preferred stock					(835)		(835)
Net loss					(13,683)		(13,683)
Foreign currency translation adjustments						837	837

BALANCE—January 31, 2004	$11,097	$1,459	$1,325	$(898)	$(12,571)	$854	$(9,831)

See accompanying notes to consolidated financial statements.

MIDIMAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED JANUARY 31, 2002, 2003 AND 2004 (In Thousands)

	2002	2003	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,208	$994	$(13,683)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	78	231	551
Deferred income taxes	(56)	(296)	(109)
Stock-based compensation			345
Loss on derivative			16,010
Changes in operating assets and liabilities—net of effects of acquisitions:
Accounts receivable	(1,338)	(862)	(2,917)
Inventories	(2,417)	(865)	(3,397)
Prepaid expenses and other current assets	(271)	(662)	294
Other assets	(40)	5	(25)
Accounts payable	1,276	(522)	573
Income taxes payable	(269)	157	881
Accrued expenses and other current liabilities	594	1,044	852

Net cash used in operating activities	(235)	(776)	(625)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(312)	(607)	(784)
Cash paid for business acquisition-net of cash acquired			(2,597)

Net cash used in investing activities	(312)	(607)	(3,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) lines of credit	1,073	2,276	(3,400)
Proceeds from (payments on) long-term debt	49	(145)	(74)
Loan from officer	28
Net proceeds from issuance of preferred stock and warrant			9,550

Net cash provided by financing activities	1,150	2,131	6,076

EFFECT OF EXCHANGE RATES ON CASH BALANCES	(65)	111	(111)

NET INCREASE IN CASH AND CASH EQUIVALENTS	538	859	1,959

CASH AND CASH EQUIVALENTS—Beginning of year	962	1,500	2,359

CASH AND CASH EQUIVALENTS—End of year	$1,500	$2,359	$4,318

SUPPLEMENTAL INFORMATION—Cash paid during the year for:
Interest	$42	$102	$6

Income taxes	$1,272	$650	$772

  See Note 3 for noncash disclosures related to business acquisition.

See accompanying notes to consolidated financial statements.

MIDIMAN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2002, 2003 AND 2004

1.         THE COMPANY AND BASIS OF PRESENTATION

Description of Business—Midiman, Inc. and subsidiaries (the ”Company”) designs, markets and distributes professional quality audio products for the music industry. Products are primarily sourced from contract manufacturers in Taiwan and are sold through retail dealers in the United States (“U.S.”) and foreign countries from locations in Southern California, England, Germany, Canada and Japan.

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries in the United Kingdom and Japan. All intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Foreign Currency Translation—The financial position and results of operations of the Company’s foreign subsidiaries are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated to U.S. dollars at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in accumulated other comprehensive income (loss). Realized gains or losses from foreign currency transactions are included in operations as incurred.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Stock Split—In January 2003, the Company amended its articles of incorporation to authorize 20,000,000 shares of common stock and 4,106,824 shares of preferred stock and effected a 2,000-for-1 stock split. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect the stock split.

Reclassifications—Certain reclassifications have been made to prior periods to conform to current period presentation.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents include cash on hand and highly liquid investments purchased with original maturities of three months or less.

The Company maintains cash balances at individual institutions in excess of $100,000, which is the federally insured limit, should the bank become insolvent. Amounts in excess of insured limits were $2,495,200 at January 31, 2004. In addition, the Company had $1,687,182 in accounts with foreign banks at January 31, 2003.

Fair Value of Financial Instruments—The fair values of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate carrying values due to their short maturities. The fair value of the Company’s debt instruments approximates their carrying values based on rates currently available to the Company.

Concentrations—Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Company invests primarily in money market funds and high-quality commercial paper instruments. Cash equivalents are maintained with high-quality institutions, the composition and maturities of which are regularly monitored by management. The Company’s trade accounts receivable are primarily derived from sales to large retailers. The Company performs credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Company believes that the concentration of credit risk in its trade receivables is moderated by the Company’s credit evaluation process, relatively short collection terms and the high level of creditworthiness of its customers.

The Company has a concentration of sales and accounts receivable with one customer. For the years ended January 31, 2002, 2003 and 2004, the sales to this customer amounted to 20%, 21% and 21%, respectively, of the Company’s net sales. As of January 31, 2003 and 2004, accounts receivable from this customer amounted to 17% and 15%, respectively, of gross accounts receivable. A significant reduction in sales to, or the inability to collect receivables from, this customer could have a material adverse impact on the Company.

The Company also has a concentration of purchases of inventory with one vendor. For the years ended January 31, 2002, 2003 and 2004, purchases from this vendor, as a percentage of total purchases, were 26%, 19% and 18%, respectively. While the Company believes alternative vendors could be utilized, any inability to obtain components or products in the amounts needed on a timely basis or at commercially reasonable prices could result in delays in product introductions, interruption in product shipments or increases in product costs, which could have a material adverse effect on the Company.

Inventories—Inventories consist principally of finished goods and are stated at the lower of cost (determined by the first-in, first-out method) or market. The Company maintains allowances for estimated obsolete and excess inventories based upon projected sales levels.

Property and Equipment—Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, which generally range from three to seven years. Leasehold improvements are recorded at cost and amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining lease term.

Impairment of Long-Lived Assets—The Company evaluates long-lived assets held and used by the Company for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

Goodwill and Intangible Assets—Goodwill and intangible assets consist primarily of assets resulting from the purchase of Evolution Electronics, Ltd. in July 2003 (see Note 3). Under Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, acquired intangible assets must be separately identified. Acquired intangible assets with definite lives are amortized over their individual useful lives and are evaluated for impairment pursuant to the same methodology as other long-lived assets, described above. Goodwill and intangible assets with indefinite lives are not amortized but are reviewed at least annually for impairment. Recoverability of goodwill is determined by comparing the fair value of the entire Company to the carrying value of the underlying net assets. If the fair value of the Company is determined to be less than the fair value of the net assets, goodwill may be impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the Company and the fair value of all other assets and liabilities.

Revenue Recognition—The Company recognizes revenues from product sales when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, and collectibility of the resulting receivable is reasonably assured. Under the provisions of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition in Financial Statements, these conditions are typically met upon shipment and transfer of title for customers with FOB shipping point terms and upon receipt for customers with FOB destination terms.

The Company also distributes music-related software products in the United States for two foreign-based developers. Such software products are “off-the-shelf” products that do not require modification or customization, and the Company has no obligations subsequent to shipment of the software to resellers. Software revenue is recognized in accordance with the Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended, when persuasive evidence of an arrangement exists, delivery has occurred, the price to seller is fixed or determinable, and collectibility is probable. The Company recognizes revenues from sales of its software as product is shipped and title passes, assuming the other criteria of SOP 97-2 are met.

Customers have no legal right of return, except in the event of shipping errors or defective goods. However, in some instances, the Company has allowed returns or exchanges for other products. Estimated returns are provided for at the time of sale based on historical experience or specific identification of an event necessitating a reserve. While such returns have historically been within management’s expectations, a significant change in return rates could have a material adverse impact on the Company.

Warranties—The Company’s products are offered for sale with warranties generally ranging from one to three years. As the Company has outsourced production to third-party manufacturers, warranty costs have historically been covered by such third parties. Thus, the Company has not incurred significant warranty-related costs for any years presented.

Freight Charges—Freight charges incurred by the Company in shipping its products to customers amounted to $347,871, $560,493 and $812,331 for the years ended January 31, 2002, 2003 and 2004, respectively, and are included in selling and marketing expenses.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the consolidated financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized.

Stock-Based Compensation—The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and has adopted the disclosure-only alternative of SFAS No. 123, Accounting for Stock-Based Compensation. The Company accounts for equity issuance to non-employees in accordance with SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services.

The stock-based compensation expense of $345,000 can be allocated to operating expenses as follows: research and development, $52,000; general and administrative, $272,000; and selling and marketing, $21,000.

The following table illustrates the effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. The estimated fair value of each Company stock option is calculated using the Black-Scholes option-pricing model for the years ended January 31. Using the Black-Scholes option valuation model, the estimated weighted-average fair value of options granted during the fiscal years ending January 31, 2003 and 2004 were $0.20 per share and $2.78 per share, respectively. Had compensation cost for the Company’s stock-based awards to employees been determined based on the estimated fair value at the grant dates consistent with the fair value method of SFAS No. 123 utilizing the Black-Scholes option-pricing model, the Company’s net income for the fiscal years ended January 31, 2003 and 2004 would have approximated the pro forma amounts indicated below (in thousands):

	2003	2004

Net income (loss)—as reported	$994	$(13,683)
Plus stock-based employee compensation expense included in reported net income—net of tax		228
Less stock-based employee compensation expense determined under fair-value-based method—net of tax	(6)	(257)

Net income (loss)—as adjusted	$988	$(13,712)

The fair value of options granted under the Company’s stock incentive plans during 2003 and 2004 was estimated on the date of grant using the Black-Scholes option-pricing model utilizing the single option approach using the following weighted-average assumptions for the fiscal years ended January 31:

	2003	2004

Weighted-average risk-free interest rate	4.0%	4.0%
Expected life (in years)	4 years	4 years
Expected stock volatility	1%	1%
Dividend yield	0%	0%

New Accounting Pronouncements—In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted the provisions of FIN 45 as of January 31, 2003 and has included the required disclosures in the accompanying consolidated financial statements. The recognition provisions of FIN 45 did not have a material impact on the Company’s consolidated financial statements, as the estimated fair value of guarantees issued or modified after December 31, 2002 was insignificant.

FIN 46R, Consolidation of Variable Interest Entities—an interpretation of ARB No. 51, was originally issued in January 2003 and subsequently revised in December 2003. FIN 46, as revised requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires certain disclosures about variable interest entities in which a company has a significant interest, regardless of whether consolidation is required. Application of FIN 46 is required for potential variable interest entities commonly referred to as special purpose entities for periods ending after December 15, 2003. Application of the provisions will be required for all other variable interest entities by the end of the first reporting period that ends after March 15, 2004. The Company currently has no variable interest entities; therefore, the adoption of this interpretation will not have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003. Also, mandatorily redeemable financial instruments are subject to the provisions of this statement for the first fiscal period beginning after December 31, 2003. The Company is currently evaluating the impact the adoption of SFAS No. 150 will have on its consolidated financial statements.

3.         BUSINESS ACQUISITION

On July 31, 2003, the Company completed a stock purchase acquisition of Evolution Electronics, Ltd. (“Evolution”), a U.K.-based producer of electronic keyboards. This strategic acquisition provides the Company with a class compliant line of high-quality, affordable keyboards and MIDI controllers with strong brand recognition in the United Kingdom and Europe. The purchase price for Evolution was $4,341,053, consisting of cash of $3,116,964, 261,200 common shares with an estimated fair value of $1,095,578 and direct acquisition costs of $128,511. In accordance with SFAS No. 141, Business Combinations, the acquisition was accounted for under the purchase method of accounting and the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values on the acquisition date, with the excess being ascribed to goodwill.

The goodwill is not expected to be deductible for tax purposes. Management is primarily responsible for estimating the fair value of the net assets acquired, and utilized the assistance of an independent appraiser with regard to the valuation of identified intangible assets. The purchase price allocation is summarized as follows (in thousands):

Cash	$648
Other current assets	713
Property and equipment	18
Acquired technology	1,200
Trade name	90
Production backlog	140
Licensed technology	120
Non-compete agreement	300
Goodwill	2,157
Deferred tax liabilities	(696)
Liabilities assumed	(349)

Total purchase price	$4,341

The operations of Evolution are included in the Company’s consolidated financial statements from the date of acquisition. The pro forma results of operations data for the years ended January 31, 2003 and 2004 are not presented, as they would not have differed significantly from the amounts presented in the accompanying consolidated statements of operations.

4.         PROPERTY AND EQUIPMENT

Property and equipment consist of the following at January 31 (in thousands):

	2003	2004

Computer equipment	$577	$970
Automotive	83	72
Machinery and equipment	166	252
Furniture and fixtures	346	545
Leasehold improvements	57	257

	1,229	2,096
Less accumulated depreciation and amortization	(499)	(807)

Property and equipment—net	$730	$1,289

5.         GOODWILL AND AMORTIZING INTANGIBLE ASSETS

Amortizing intangible assets comprise the following as of January 31, 2004 (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation Impact	Net	Weighted - Average Amortization Period (Years)

Acquired technology	$1,200	$(153)	$130	$1,177	4
Production backlog	140	(93)	6	53	1
Non-compete agreements	300	(30)	33	303	5
Trade name	90	(9)	10	91	5
Technology licenses	120	(9)	14	125	7

	$1,850	$(294)	$193	$1,749

Amortization expense of amortizing intangible assets was $294,000 for the year ended January 31, 2004. Estimated annual amortization expense related to intangible assets acquired prior to January 31, 2004 by fiscal year is as follows: 2005, $450,000; 2006, $398,000; 2007, $398,000; 2008, $331,000; 2009, $141,000; and thereafter, $31,000.

The changes in the carrying amount of goodwill for the year ended January 31, 2004 are as follows (in thousands):

Balance—January 31, 2003	$—
Goodwill acquired during fiscal 2004—Evolution	2,157
Foreign currency translation impact	182

Balance—January 31, 2004	$2,339

Goodwill and intangible assets acquired during the year ended January 31, 2004 were all related to the Evolution acquisition in July 2003.

6.         LINE OF CREDIT

Effective May 29, 2002, the Company entered into an agreement with a bank for a line of credit facility. As of January 31, 2004, maximum borrowings were $6,000,000, limited to the lesser of (a) $6,000,000, or (b) the sum of 80% of eligible accounts receivable, plus 40% of eligible inventory (to a maximum of $2,000,000), plus advances to foreign affiliates (to a maximum of $500,000). Any borrowings are collateralized by a general first priority lien against all Company assets, both tangible and intangible, and the personal guarantee of the Company’s majority stockholder. The personal guarantee was released in May 2004. Interest is payable monthly at the London InterBank Offered Rate, plus 1.75%. All outstanding amounts on the line of credit were repaid in February 2003. This line of credit expires in November 2004.

The facility contains certain restrictions and covenants that require the Company to maintain certain levels of effective tangible net worth, meet certain minimum financial ratios (debt to net worth and quick ratio) and achieve minimum annual profitability. As a result of the loss on derivative related to the preferred stock (Note 11), the Company violated certain covenants. The Company received waivers for such requirements as of January 31, 2004 and is in the process of renegotiating the covenants on a go forward basis. As a result, no amounts are currently available for borrowing under the credit facility.

7.         INCOME TAXES

A summary of the provision for income taxes is as follows for the years ended January 31 (in thousands):

	2002	2003	2004

Current:
Federal	$735	$619	$764
State	78	70	245
Foreign	127	129	711

	940	818	1,720

Deferred:
Federal	(48)	(226)	(110)
State	(5)	(70)	1

	(53)	(296)	(109)

	$887	$522	$1,611

A reconciliation of the income tax expense to the amount of income tax expense that would result from applying the federal statutory rate (34%) to income before provision for income taxes is as follows
(in thousands):

	2002	2003	2004

Provision (benefit) for income taxes at statutory rate	$1,052	$514	$(4,104)
State income taxes—net of federal income tax benefit	47	1	161
Foreign taxes	127	28	136
Research and development credit	(122)	(46)	(121)
Loss on derivative			5,444
Stock-based compensation			118
Extra territorial income exclusion	(133)
Other	(84)	25	(23)

	$887	$522	$1,611

Deferred tax assets and liabilities consist of the following at January 31 (in thousands):

	2003	2004

Current:
Deferred state income taxes	$(6)	$138
Accrued liabilities	361	510
Allowance for doubtful accounts	43	52
Prepaid expenses		(125)
Inventory reserve	27	55

	425	630

Long term:
Acquired intangibles		(750)
Deferred state taxes	(22)
Depreciation	(27)	(93)

	(49)	(843)

	$376	$(213)

8.         COMMITMENTS AND CONTINGENCIES

Leases—The Company is committed under operating leases for office and warehouse space at its California and foreign locations.

The minimum annual commitment for these leases is as follows (in thousands):

Year Ending January 31

2005	$437
2006	359
2007	321
2008	271
2009	193

$1,581

Total rent paid for the years ended January 31, 2002, 2003 and 2004 was $141,270, $212,167 and $446,294, respectively.

Litigation—The Company is subject to litigation in the ordinary course of business. While the ultimate outcome of such matters is not determinable at the current time, the Company believes that none of its pending litigation matters, individually or in aggregate, will have a material adverse impact on its consolidated financial position or results of operations.

Other Contingent Obligations—During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These include (i) intellectual property indemnities to the Company’s customers and licensees in connection with the use, sales and/or license of Company products; (ii) indemnities to vendors and service providers pertaining to claims based on the negligence or willful misconduct of the Company; (iii) indemnities involving the accuracy of representations and warranties in certain contracts; (iv) indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of California; and (v) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises. The duration of these indemnities, commitments and guarantees varies and, in certain cases, may be indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential for future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these indemnities, commitments and guarantees in the accompanying consolidated balance sheets.

9.                            RELATED PARTY TRANSACTIONS

The Company leased office and warehouse space for its California operations from a partnership controlled by certain of the Company’s stockholders. The lease expired December 2003 and was not renewed. Rent expense to the related party amounted to $36,000, $36,000 and $33,000 for the years ended January 31, 2002, 2003 and 2004, respectively.

The Company has guaranteed the mortgage on the leased real estate, which is primarily secured by the real estate the partnership owns. The balance on the mortgage was approximately $275,820 at January 31, 2004.

During fiscal years ended January 31, 2002, 2003 and 2004, the Company paid $51,000, $69,673 and $30,405, respectively, to a stockholder of the Company for legal services.

10.                     EMPLOYEE BENEFIT PLAN

The Company has a 401(k) retirement plan covering substantially all of its employees who have completed at least one year of continuous service and are at least 21 years old. The Company matches contributions made by employees at the rate of 2% of eligible compensation. During the years ended January 31, 2002, 2003 and 2004, the Company made contributions of $15,459, $38,563 and $34,977, respectively, to this plan.

11.                     PREFERRED STOCK

Series A Redeemable Convertible Preferred Stock (“Series A Stock”)—On February 6, 2003, the Company issued and sold 4,106,824 shares of convertible preferred stock to an investor group (the “Investors”) for gross proceeds of $13,125,000, of which $3,500,000 was paid directly to the Company’s existing stockholders and $9,550,000 represented proceeds to the Company, after direct offering costs of $75,000. In exchange for the $3,500,000 payment, the existing shareholders returned 1,095,000 shares of common stock to the Company which were converted into an equal number of Series A preferred shares and issued to the Investors as part of the total preferred share issuance. This transaction was accounted for similar to a repurchase and retirement of treasury stock. The Company also issued to the Investors warrants to purchase an aggregate of 312,901 shares of common stock at an exercise price of approximately $3.20 per share, which warrants expire five years from the date of grant. The fair value of the warrants was estimated at $312,000 using the Black-Scholes model.

The Series A stockholders are entitled to noncumulative dividends when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends on common stock. Each share of Series A Stock is convertible, at the option of the holder at any time after issuance, into one share of common stock. The conversion rate will be automatically adjusted for stock splits such that all of the Series A Stock will automatically convert into common stock at the closing of a public offering of the Company’s common stock, with gross proceeds of at least $40,000,000 and a per share public offering price of at least $9.60 per share, or at the election of the holders of a majority of the Series A Stock. Holders of Series A Stock are entitled to a liquidation preference of $3.20 per share, plus any declared and unpaid dividends, prior to any distribution of assets to holders of common stock. Holders of Series A Stock have full voting rights on an as-converted basis and are entitled to elect one member of the Company’s Board of Directors. In the event of a change in ownership, the holders of Series A Stock may require the Company to redeem all of the Series A shares then outstanding at the liquidation value.

In conjunction with the sale of Series A Stock, the Company entered into a Shareholders Agreement with the new Investors. The Shareholders Agreement provides for certain rights of first refusal for existing stockholders if other stockholders elect to sell or transfer their shares. The Shareholders Agreement also provides the Series A stockholders with a put arrangement that gives such holders the right to require the Company to repurchase, on a net cash basis, any outstanding preferred shares at a price equal to the greater of liquidation value or the fair market value of the shares on an as-converted basis. The put may only be exercised beginning in February 2010. The put right expires if the preferred shares are converted to common shares. As a result of the put option, the conversion right and put obligation have been accounted for as a derivative. Accordingly, its fair value was recorded as a liability in the accompanying consolidated balance sheet with the initial value, estimated at $5,460,000 using a Trinomial model, recorded as an allocation of proceeds received from the sale of preferred stock. The carrying value of the derivative is adjusted to fair value at each reporting date, and changes in the fair value from the date of issuance have been included in other income (expense) in the accompanying consolidated statement operations.

12.       STOCK OPTION PLAN

The Company has a 2002 Stock Option/Stock Issuance Plan (the ”Plan”) under which common stock or options to acquire common stock of the Company may be granted to employees and directors of and consultants to the Company. The Plan is administered by the Board of Directors and permits the issuance of up to 1,515,600 shares of the Company’s common stock. Options granted under the Plan generally vest over a four-year period and expire ten years from the date of grant. As of January 31, 2004, 142,800 common shares were available for future option issuance or direct grants under the Plan.

A summary of activity in the Company’s stock option plan is as follows:

	Shares	Weighted- Average Exercise Price

Outstanding—February 1, 2002	—

Granted (weighted-average fair value of $0.20)	1,179,600	$1.00

Outstanding—January 31, 2003	1,179,600	$1.00

Granted (weighted-average fair value of $2.78)	373,200	$1.39
Forfeited/expired	(180,000)	$1.00

Outstanding—January 31, 2004	1,372,800	$1.10

The following table summarizes information about stock options outstanding and exercisable at January 31, 2004 (shares in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Remaining Life	Weighted- Average Price	Number of Shares	Weighted- Average Price

$1.00	1,083,300	108 mos.	$1.00	270,725	$1.00
$1.50	289,500	117 mos.	1.50

	1,372,800		$1.10	270,725	$1.00

The Company applies APB Opinion No. 25 accounting to its employee stock-based compensation plans.

During fiscal 2003, the Company issued 1,179,600 options to employees. All options granted during this year had exercise prices that were equal to the fair value of the common stock as determined by the Board of Directors at the date of grant.

During fiscal 2004, the Company issued 373,200 options to employees. Due to the difference between the exercise price and estimated fair value of common stock,

$1,013,000 of deferred compensation expense was recorded that will be amortized to expense over the vesting period. During 2004, the Company recognized compensation expense of $115,000 related to these grants.

The following table summarizes information for options granted with exercise prices that differ from the estimated market price of the stock on the grant date for the years ended January 31:

Common Stock Options	Weighted-Average Exercise Price		Weighted-Average Grant Date Fair Values
Granted with Exercise Price	2003	2004	2003	2004

Equal to common stock value at date of grant	$1.00	$—	$0.20	$—
Less than common stock value at date of grant		1.39		2.78

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